Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

November 2009 Performance Update

The Frontier Fund Supplement Dated December 8, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	November 30, 2009	November 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-2	2.69%	2.15%	$145.51
Balanced Series-2a	2.62%	1.57%	$123.20
Campbell/Graham/Tiverton Series-2	4.37%	0.64%	$124.94
Currency Series-2	-0.99%	-13.94%	$94.06
Long/Short Commodity Series-2	4.38%	18.76%	$129.78
Winton/Graham Series-2	7.04%	1.80%	$133.85
Winton Series-2	6.32%	-3.41%	$135.27
Long Only Commodity Series-2	2.37%	18.34%	$88.11
Managed Futures Index Series-2	1.58%	-8.85%	$127.33

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of November 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,607,300.83)
Unrealized trading gain/(loss)			5,074,554.11
Less: commissions			(87,696.88)
Less: FCM fees			(26,454.34)
Foreign currency gain/(loss)			743.66
Interest income			3,791.98

Total Income			2,357,637.70

EXPENSES

Management fees			24,202.88
Incentive fees			144,373.82

Total Expenses			168,576.70

Net Income (Loss)			$2,189,061.00

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	581,849.55398	$82,447,758.47	141.70
Current month additions	—	—
Current month redemptions	(11,266.25636)	(1,611,578.47)
Net Income (loss) for current month		2,189,061.00

Net Asset Value, end of current month	570,583.29762	$83,025,241.00	145.51

	Monthly rate of return		2.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(110,762.98)
Unrealized trading gain/(loss)			215,331.43
Less: commissions			(3,710.27)
Less: FCM fees			(1,119.01)
Foreign currency gain/(loss)			31.80
Interest income			3,018.80

Total Income			102,789.77

EXPENSES

Trading Fee			5,318.21
Management fees			1,027.52
Incentive fees			6,106.90

Total Expenses			12,452.63

Net Income (Loss)			$90,337.14

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,784.89348	$3,455,806.40	120.06
Current month additions	—	—
Current month redemptions	(386.19700)	(47,490.89)
Net Income (loss) for current month		90,337.14

Net Asset Value, end of current month	28,398.69648	$3,498,652.65	123.20

	Monthly rate of return		2.62%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$238,724.03
Unrealized trading gain/(loss)			265,092.11
Less: commissions			(3,363.56)
Less: FCM fees			(4,323.78)
Foreign currency gain/(loss)			412.59
Interest income			1,055.92

Total Income			497,597.31

EXPENSES

Management fees			26,730.91
Incentive fees			32,501.83

Total Expenses			59,232.74

Net Income (Loss)			$438,364.57

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,943.86554	$10,048,437.18	119.70
Current month additions	—	—
Current month redemptions	(336.84790)	(41,249.67)
Net Income (loss) for current month		438,364.57

Net Asset Value, end of current month	83,607.01764	$10,445,552.08	124.94

	Monthly rate of return		4.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(17,629.35)
Unrealized trading gain/(loss)			(127,020.85)
Net change in inter-series payables			126,465.68
Less: FCM fees			(6,287.48)
Interest income			8,589.35

Total Income			(15,882.65)

EXPENSES

Management fees			8,945.08
Incentive fees			0.84

Total Expenses			8,945.92

Net Income (Loss)			$(24,828.57)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,051.85573	$2,474,956.78	95.00
Current month additions	—	—
Current month redemptions	(956.94798)	(89,713.00)
Net Income (loss) for current month		(24,828.57)

Net Asset Value, end of current month	25,094.90775	$2,360,415.21	94.06

	Monthly rate of return		-0.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,814,919.46
Unrealized trading gain/(loss)			(2,019,789.61)
Less: commissions			(17,111.70)
Less: FCM fees			(6,360.17)
Foreign currency gain/(loss)			(340.18)
Interest income			22,761.48

Total Income			794,079.28

EXPENSES

Management fees			66,382.20
Incentive fees			80,359.62

Total Expenses			146,741.82

Net Income (Loss)			$647,337.46

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	119,032.22412	$14,798,904.63	124.33
Current month additions	—	—
Current month redemptions	(383.31803)	(48,311.41)
Net Income (loss) for current month		647,337.46

Net Asset Value, end of current month	118,648.90609	$15,397,930.68	129.78

	Monthly rate of return		4.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$425,922.05
Unrealized trading gain/(loss)			544,863.06
Less: commissions			(4,623.33)
Less: FCM fees			(5,384.52)
Foreign currency gain/(loss)			1,158.09
Interest income			4,744.79

Total Income			966,680.14

EXPENSES

Management fees			35,001.33
Incentive fees			64,985.61

Total Expenses			99,986.94

Net Income (Loss)			$866,693.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	98,672.53805	$12,338,962.47	125.05
Current month additions	—	—
Current month redemptions	(516.25756)	(67,061.98)
Net Income (loss) for current month		866,693.20

Net Asset Value, end of current month	98,156.28049	$13,138,593.69	133.85

	Monthly rate of return		7.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$197,667.28
Unrealized trading gain/(loss)			464,566.24
Less: commissions			(756.99)
Less: FCM fees			(4,401.71)
Foreign currency gain/(loss)			161.53
Interest income			5,429.09

Total Income			662,665.44

EXPENSES

Management fees			22,645.87
Incentive fees			—

Total Expenses			22,645.87

Net Income (Loss)			$640,019.57

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	79,560.00769	$10,122,341.54	127.23
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		640,019.57

Net Asset Value, end of current month	79,560.00769	$10,762,361.11	135.27

	Monthly rate of return		6.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$20,038.15
Unrealized trading gain/(loss)			1,463.71
Less: commissions			—
Less: FCM fees			(386.33)
Foreign currency gain/(loss)			—
Interest income			1,609.90

Total Income			22,725.43

EXPENSES

Management fees			1,024.79
Incentive fees			—

Total Expenses			1,024.79

Net Income (Loss)			$21,700.64

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,643.35955	$916,130.07	86.08
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		21,700.64

Net Asset Value, end of current month	10,643.35955	$937,830.71	88.11

	Monthly rate of return		2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(42,830.36)
Unrealized trading gain/(loss)			77,613.55
Less: commissions			(608.23)
Less: FCM fees			(881.79)
Foreign currency gain/(loss)			430.11
Interest income			3,102.02

Total Income			36,825.30

EXPENSES

Management fees			3,888.95
Incentive fees			—

Total Expenses			3,888.95

Net Income (Loss)			$32,936.35

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,641.56572	$2,086,083.01	125.35
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		32,936.35

Net Asset Value, end of current month	16,641.56572	$2,119,019.36	127.33

	Monthly rate of return		1.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2